NOTICE OF GUARANTEED DELIVERY
                               REGARDING THE OFFER

                                       BY
                     JARDINE FLEMING CHINA REGION FUND, INC.

       TO PURCHASE FOR CASH UP TO 1,172,856 OF ITS ISSUED AND OUTSTANDING
                   SHARES AT 95% OF NET ASSET VALUE PER SHARE


     This form must be used to accept the Offer (as defined below) if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated June 11, 2001. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                                   DEPOSITARY
                          EQUISERVE TRUST COMPANY, N.A.

                                 VIA FACSIMILE:

                                 (781) 575-4826


                         CONFIRM FACSIMILE BY TELEPHONE:

                                 (781) 575-4816




    BY FIRST CLASS MAIL:      BY REGISTERED, CERTIFIED OR EXPRESS MAIL                 BY HAND:
EquiServe Trust Company, N.A.          OR OVERNIGHT COURIER:                Securities Transfer & Reporting
   Attn: Corporate Actions          EquiServe Trust Company, N.A.                   Services, Inc.
       P.O. Box 43025                  Attn: Corporate Actions             c/o EquiServe Trust Company, N.A.
  Providence, RI 02940-3025              40 Campanelli Drive                  100 William Street Galleria
                                         Braintree, MA 02184                      New York, NY 10038


                 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER
           THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

   LADIES AND GENTLEMEN:


        The undersigned hereby tenders to Jardine Fleming China Region Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated June 11, 2001 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.



   (PLEASE PRINT EXCEPT FOR SIGNATURE(S))


   Number of Shares Tendered:___________________________


   Certificate Nos. (if available):_____________________


   _____________________________________________________


   _____________________________________________________


   If shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: [] _____________________________________________






   Dated__________, 2001


                   Individual(s):


   _____________________________________________________


   _____________________________________________________





   Name(s) of Record Holder: ___________________________


   _____________________________________________________


   _____________________________________________________


   DTC Participant Number: _____________________________





   Telephone Number, including Area Code:_______________


   _____________________________________________________


   Signature(s)_________________________________________


   _____________________________________________________


                       Entity:


   _____________________________________________________


   _____________________________________________________


   Name of Firm:________________________________________


   Authorized Signature: _______________________________


   Name:________________________________________________


   Title:_______________________________________________

                                    GUARANTEE

        The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 P.M. New York Time on the second New York Stock Exchange trading day after the date of execution of this Guarantee.

                       (PLEASE PRINT EXCEPT FOR SIGNATURE)

   Name of Firm:_________________________________________________

   Authorized Signature: _______________________________________________________

   Name:________________________________________________________________________

   Title:_______________________________________________________________________

   Address:_____________________________________________________________________

                            (INCLUDE ZIP/POSTAL CODE)

   Telephone Number, including Area Code:_______________________________________

   Dated: __________ , 2001